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                                                                      EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-03260) pertaining to the Littelfuse, Inc. 401(k) Savings Plan, of our report dated June 26, 2006, with respect to the financial statements and supplemental schedule of the Littelfuse, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                                        /s/ ERNST & YOUNG LLP
                                                            ERNST & YOUNG LLP


Chicago, Illinois
June 26, 2006